UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2009

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

Special Note — This Current Report on Form 8-K contains forward-looking statements that are based on our current expectations.   Actual results may differ materially from those expressed or implied by those forward-looking statements because of a number of risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” below.

HealthEase of Florida, Inc. (“HealthEase”) and WellCare of Florida, Inc. d/b/a StayWell Health Plan of Florida (“WCFL”), both wholly-owned subsidiaries of WellCare Health Plans, Inc. (“WellCare”), are parties, respectively, to the following contracts with the Florida Agency for Health Care Administration (“AHCA”):

1.	Medicaid reform contract No. FAR001 (the “HealthEase Reform Contract”), dated June 26, 2006, between AHCA and HealthEase;
2.	Medicaid reform contract No. FAR009 (the “WCFL Reform Contract”) dated June 26, 2006, between AHCA and WCFL (together with the HealthEase Reform Contract, the “Medicaid Reform Contracts”);
3.	Medicaid non-reform contract No. FA619 (the “HealthEase Non-Reform Contract”), dated September 1, 2006, between HealthEase and AHCA; and
4.
Medicaid non-reform contract No. FA615 (the “WCFL Non-Reform Contract”), dated September 1, 2006, between WCFL and AHCA (together with the HealthEase Non-Reform Contract, the “Medicaid Non-Reform Contracts”).

In a letter dated January 30, 2009, WellCare notified AHCA (the “Notice”) that it was terminating, effective May 1, 2009, its Medicaid Reform Contracts.  WellCare also notified AHCA that, effective May 1, 2009, HealthEase and WCFL would withdraw from providing services in a total of 13 Florida counties (collectively, the “Withdrawn Non-Reform Counties”) under the Medicaid Non-Reform Contracts.

In a letter dated February 4, 2009, WellCare notified AHCA that, based on information received after the submission of the Notice, WellCare has rescinded its notice of withdrawal from the Withdrawn Non-Reform Counties.  By letter dated February 4, 2009, AHCA acknowledged WellCare’s rescission.  These subsequent letters reconfirmed WellCare’s termination of the Medicaid Reform Contracts effective May 1, 2009.

Under the Medicaid Reform Contracts, HealthEase and WCFL provide health care programs in Duval and Broward counties to recipients of Temporary Assistance for Needy Families and Supplemental Security Income, as well as to the HIV/AIDS specialty population.  WellCare receives premiums from the State of Florida for providing these services pursuant to the Medicaid Reform Contracts.  Premiums are paid on a capitated basis and vary based on the age, gender and health status of the member, among other things.  Copies of the rate tables setting forth the rates payable to WellCare under the Medicaid Reform Contracts can be found in Amendments Nos. 9 and 10 to the HealthEase Reform Contract and Amendments Nos. 9 and 10 to the WCFL Reform Contract, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to WellCare's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 12, 2008.

WellCare’s decision to terminate the Medicaid Reform Contracts was based on developments during a recent special session of the Florida legislature in which budget cuts to Medicaid managed care appropriation were approved. WellCare determined that its ability to continue to operate under the Medicaid Reform Contracts, after taking into account the effect of the budget cuts, was not economically feasible.

WellCare has requested that AHCA cease enrolling new members into the programs offered under the Medicaid Reform Contracts.

No contractual termination penalties will be incurred by WellCare in connection with the termination of the Medicaid Reform Contracts.  WellCare is not yet able to determine whether it will incur any additional costs related to this termination.  This termination does not independently affect the participation of HealthEase and WCFL in the Florida Healthy Kids program or federal Medicare programs.

As of December 31, 2008, WellCare had a total of approximately 1.3 million Medicaid segment members, approximately 408,000 of which were in its Florida Medicaid health plans, and approximately 80,000 of which were enrolled in plans offered under the Medicaid Reform Contracts.

Item 8.01                      Other Events.

On February 4, 2009, WellCare issued a press release announcing the termination of the Medicaid Reform Contracts, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than those that are purely historical in nature are considered to be forward-looking statements.  Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements.

Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of WellCare’s control, which could cause actual results to differ materially from its expectations.  These forward-looking statements include, but are not limited to, WellCare’s statements regarding the timing and effect of the termination of the Medicaid Reform Contracts.  Such statements are subject to numerous factors, many of which are outside of WellCare’s control, that may cause WellCare’s termination to differ from its current expectations.

For a discussion of a variety of risk factors that may affect the forward-looking statements in this Current Report on Form 8-K, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the U.S. Securities and Exchange Commission on January 26, 2009.

Item 9.01                      Financial Statements and Exhibits.

 (d)   Exhibits.

The following exhibits are filed as part of this report:

99.1	Press release dated February 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2009	WELLCARE HEALTH PLANS, INC. /s/ Thomas L. Tran
Thomas L. Tran
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 4, 2009.